Exhibit 99.1
                                                                    News Release



Contact

Martha A. Buckley                                    JoAnn P. Huston
Director, Corporate Communications                   Manager, Investor Relations
610-722-3511                                         610-722-3513




                    UNISOURCE REPORTS FIRST QUARTER EARNINGS;
                    Announces New IT Strategy, Grocery Charge


     Berwyn, Pennsylvania - January 21, 1998 -- Unisource Worldwide, Inc. (NYSE:UWW) reported today earnings of $0.21 per share, excluding special charges, for its first quarter of fiscal 1998, which ended December 31, 1997. Those results do not reflect a one-time charge of $1.60 per share for the write-off of capitalized development and related costs associated with the company's IT system, as well as a tax charge of $.08 per share on the sale of its US grocery supply business. Including those charges, the company reported a loss of $1.47 per share for the quarter.

     Revenues for the quarter were $1.9 billion, an 8.1% increase over the first quarter of fiscal 1997. Excluding special charges, operating income declined 18.5% to $36.7 million, and net income declined 29.1% to $14.3 million.

     "Revenue growth in our base business was very encouraging," noted president and chief operating officer, Charles F. White. "After adjusting for acquisitions and the sale of our grocery supply business, revenues were up 5.5%. Now we must focus on increasing gross profit and decreasing expenses."


                                     -more-
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     Unisource said the charge for the write-off of NADS, its North American
Distribution System, would be $168 million before taxes ($109 million after-tax), or $1.60 per share. The charge, which is primarily non-cash, is comprised of $155 million for writing off the deferred asset, along with $13 million for other related expenses.

     In October, Unisource announced an in-depth study under the direction of CFO Richard Bogan to evaluate the cost/benefit relationship of the company's IT system. "Our study has concluded that NADS would not cost-effectively meet our company's information technology needs," Bogan commented. "SAP was designed primarily for manufacturing applications and is more complex than is required for marketing and distribution operations. Also, the extensive and continuing customization required for our business environment makes it prohibitively expensive to install future upgrades and enhancements to the system."

     Unisource will instead focus on enhancing and consolidating its existing legacy systems. "Although we have many variations, our company is running on three basic operating systems in addition to SAP," Bogan said. "In fact, our primary system, SFD, currently runs nearly 60% of our business. We're confident we'll be able to make the necessary system enhancements and consolidations with a minimum of disruption to our operations," Bogan continued. "We'll begin by consolidating the various versions of SFD into one, 2000-compliant, standard SFD application. We expect to accomplish that by the middle of our fiscal year 1999. We'll continue in similar fashion with our other two major systems until we have an integrated, cost-effective IT solution," Bogan concluded.

     Unisource first quarter earnings also reflect a tax charge of $6 million or $.08 per share resulting from the October sale of its grocery supply business. The tax charge resulted from the fact that the company's basis for tax purposes was significantly lower than for book purposes.

                                    -more-

     In a separate release, Unisource announced that it intends to take a pre-tax charge in the range of $55 to $70 million in its second fiscal quarter to streamline its organizational structure.

     Ray B. Mundt, chairman and chief executive officer of Unisource, commented, "The combined steps we are taking will position our company for consistent, profitable growth in revenues, earnings and shareholder value for the future. Our initial goal is to reduce expenses to 80% of gross profits by the end of fiscal 1999.

     "Clearly, with all the change and realignment announced today, 1998 is a transitional year for Unisource. We'll begin to realize the full benefits of these changes in fiscal year 1999. Our earnings in 1998, excluding special charges, will be sufficient to comfortably cover our dividend, as we remain fully committed to our $.20 per share quarterly dividend to shareholders."

     Unisource Worldwide, Inc. (http://www.unisourcelink.com), headquartered in Berwyn, Pennsylvania, is the largest marketer and distributor of paper products and supply systems in North America. The company's fiscal 1997 revenues were more than $7 billion.

     This press release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under the company's control which may cause the actual results, performance or achievements of the company to be materially different from the results, performance or other expectations implied by these forward-looking statements.

                                       ###

This schedule presents the financial results of Unisource Worldwide, Inc. excluding a special charge in fiscal 1998 of $168 million, $109 million net of tax ($1.60 loss per share) related to the write-off of capitalized development and related costs associated with NADS; and a tax charge of $5.7 million ($0.08 loss per share) associated with the sale of a significant portion of its U.S.- based Grocery Supply Systems business.


UNISOURCE WORLDWIDE, INC.

FINANCIAL SUMMARY (in thousands, except earnings per share)

                                                                                 Three Months Ended December 31
                                                                   -------------------------------------------------------
                                                                        1997                 1996              % Change
                                                                   -------------          -----------         ------------
Revenues
Printing and imaging                                              $   1,172,665          $  1,097,562               6.8%
Supply systems                                                          696,470               630,971              10.4
------------------------------------------------------------------------------------------------------
                                                                      1,869,135             1,728,533               8.1

Costs and Expenses
Cost of goods sold - printing and imaging                             1,018,647               935,828               8.8
Cost of goods sold - supply systems                                     527,486               492,601               7.1
Selling and administrative                                              286,258               255,000              12.3

------------------------------------------------------------------------------------------------------
                                                                      1,832,391             1,683,429               8.8
------------------------------------------------------------------------------------------------------

Income from Operations                                                   36,744                45,104             (18.5)
Interest                                                                 12,123                10,361
------------------------------------------------------------------------------------------------------
Income Before Income Taxes                                               24,621                34,743
Provision for Income Taxes                                               10,334                14,592
------------------------------------------------------------------------------------------------------

Net Income                                                        $      14,287          $     20,151
                                                                   =============          ============


Basic and Diluted Earnings Per Share                              $        0.21          $       0.30             (30.0)
                                                                   =============          ============


Shares Outstanding                                                       68,567                67,576
                                                                   =============          ============

Shares Outstanding - assuming dilution                                   69,066
                                                                   =============

Operations Analysis:
      Gross profit %, printing and imaging                                 13.1%                 14.7%
      Gross profit %, supply systems                                       24.3%                 21.9%
      Total gross profit %                                                 17.3%                 17.4%
      SG&A as a % of revenues                                              15.3%                 14.8%
      SG&A as a % of gross profit                                          88.6%                 85.0%
      Operating income % of revenues                                        2.0%                  2.6%

This information is provided for additional analysis and is not intended to be a presentation in accordance with generally accepted accounting principles.

UNISOURCE WORLDWIDE, INC.

FINANCIAL SUMMARY (in thousands, except earnings per share)

                                                                                      Three Months Ended December 31
                                                                             -----------------------------------------------
                                                                                 1997               1996          % Change
                                                                             ------------        -----------     -----------
Revenues
Printing and imaging                                                       $   1,172,665       $ 1,097,562            6.8%
Supply systems                                                                   696,470           630,971           10.4
-----------------------------------------------------------------------------------------------------------
                                                                               1,869,135         1,728,533            8.1
Costs and Expenses
Cost of goods sold - printing and imaging                                      1,018,647           935,828            8.8
Cost of goods sold - supply systems                                              527,486           492,601            7.1
Selling and administrative                                                       286,258           255,000           12.3
Special charge  (1)                                                              168,000             -

-----------------------------------------------------------------------------------------------------------
                                                                               2,000,391         1,683,429
-----------------------------------------------------------------------------------------------------------

(Loss) Income from Operations                                                   (131,256)           45,104
Interest                                                                          12,123            10,361
-----------------------------------------------------------------------------------------------------------
(Loss) Income Before Income Taxes                                               (143,379)           34,743
(Benefit) Provision for Income Taxes  (2)                                        (42,766)           14,592
-----------------------------------------------------------------------------------------------------------

Net (Loss) Income                                                          $    (100,613)      $    20,151
                                                                            =============       ===========


Basic and Diluted (Loss) Earnings Per Share (3)                            $       (1.47)      $      0.30
                                                                            =============       ===========

Shares Outstanding                                                                68,567            67,576
                                                                            =============       ===========


Operations Analysis:
      Gross profit %, printing and imaging                                          13.1%             14.7%
      Gross profit %, supply systems                                                24.3%             21.9%
      Total gross profit %                                                          17.3%             17.4%
      SG&A as a % of revenues                                                       15.3*             14.8%
      SG&A as a % of gross profit                                                   88.6*             85.0%
      Operating income % of revenues                                                 2.0*              2.6%

*    Excludes Special Charge.

(1) Represents write-off of capitalized development and related costs associated with NADS.

(2) Includes a $5.7 million tax charge related to non-deductible intangible assets associated with the sale of a significant portion of the Company's United States-based Grocery Supply Systems business.

(3) The special charge in fiscal 1998 amounted to an after-tax loss of $109 million (($1.60) per share). The tax charge associated with the sale of Grocery Supply Systems amounted to a loss of ($0.08) per share.